Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

Charles Eddy	Dan Matsui/Gene Heller
Chief Financial Officer	Silverman Heller Associates
(408) 986-9888	(310) 208-2550
INTEVAC INC. REPORTS FINANCIAL RESULTS FOR FIRST-QUARTER 2006
Quarterly Backlog Rises 48% to $125 Million on Orders for 200 Lean® Disk Sputtering Systems
Santa Clara, Calif.—May 1, 2006—Intevac, Inc. (Nasdaq: IVAC) reported financial results for the first quarter ended April 1, 2006.
Net income for the quarter was $7.0 million, or 32 cents per diluted share on 21.9 million weighted-average shares outstanding. Included in these results is $428,000 of non-cash stock based compensation expense. This compares to first-quarter 2005 net loss of $3.9 million, or 19 cents per share on 20.2 million weighted-average shares outstanding, which did not include non-cash stock based compensation expense.
Revenues for the quarter were $49.6 million, including $47.6 million of Equipment revenues and $2.0 million of Imaging revenues. Equipment revenues consisted of nine magnetic media manufacturing systems, disk lubrication systems, equipment upgrades, spares, consumables, and service. Imaging revenues consisted of $1.5 million of research and development contracts and $501,000 of product sales. In first-quarter 2005, net revenues were $10.6 million, including $8.5 million of Equipment revenues and $2.1 million of Imaging revenues.
Equipment and Imaging gross margins for the quarter increased to 35.2% and 26.2%, respectively, from 19.7% and 15.0%, respectively, in first-quarter 2005. Equipment margins for the quarter improved primarily from lower manufacturing costs and higher average selling prices for 200 Lean® systems. Imaging margins improved primarily as the result of higher product sales compared to revenues from cost-sharing development contracts. Consolidated gross margins improved to 34.9% from 18.8% in first-quarter 2005.
Operating expenses for the quarter totaled $10.7 million, or 22% of revenues, versus $6.3 million, or 60% of revenues, in first-quarter 2005. Operating expenses increased as the result of higher R&D spending in Imaging and Equipment, provisions for employee profit sharing and bonus plans, the inclusion of stock compensation expense in first-quarter 2006 results, and higher costs in Equipment related to business development, customer service, and support.
Order backlog totaled $124.8 million on April 1, 2006, compared to $84.5 million on December 31, 2005, and $66.0 million on April 2, 2005. Backlog increased primarily as a result of orders received for 200 Lean systems. Backlog at April 1, 2006, included twenty-seven 200 Lean systems, of which twenty-five are scheduled for delivery and revenue recognition in 2006.
Intevac Chief Executive Kevin Fairbairn commented: “I am pleased to report excellent first-quarter financial results. Revenues were higher than anticipated at the beginning of the quarter primarily as a result of delivery of an additional 200 Lean and strong orders during the quarter for 200 Lean spares and upgrades. We were able to “turn” these orders into significant revenue upside as the result of excellent execution by our operations group. Gross margin increased by 16 percentage points year-over-year, and we exceeded our beginning-of-quarter earnings guidance while continuing to invest in new products in both our Equipment and Imaging businesses.”
Conference Call Information
The Company will discuss its financial results in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (800) 291-8929 prior to the start time. For international callers, the dial-in number is (706) 634-0478. You may also listen live via the Internet at the Company’s website, www.Intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 3:30 p.m. PDT. You may access the playback by calling (800) 642-1687 or, for international callers (706) 645-9291, and providing conference ID 7320518.
About Intevac
Intevac is the world’s leading supplier of disk sputtering equipment to manufacturers of magnetic media used in hard disk drives and a developer and provider of leading edge extreme low light imaging sensors, cameras and systems. For more information please visit our website at www.intevac.com.
200 Lean® is a registered trademark of Intevac, Inc.
[Financial tables on following pages]

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	3 months ended
	April 1,	April 2,
	2006	2005
	(Unaudited)	(Unaudited)
Net revenues
Equipment	$47,573	$8,536
Imaging	2,047	2,069

Total net revenues	49,620	10,605

Gross profit	17,306	1,995
Gross margin
Equipment	35.2%	19.7%
Imaging	26.2%	15.0%

Consolidated	34.9%	18.8%

Operating expenses
Research and development	5,561	3,125
Selling, general and administrative	5,114	3,191

Total operating expenses	10,675	6,316

Operating income/(loss)
Equipment Products	8,480	(2,671)
Imaging	(1,869)	(1,181)
Corporate	20	(469)

Total operating profit/(loss)	6,631	(4,321)

Other income	598	431

Profit/(Loss) before provision for income taxes	7,229	(3,890)
Provision for income taxes	218	7

Net income/(Loss)	7,011	($3,897)

Income (loss) per share
Basic	$0.34	($0.19)
Diluted	$0.32	($0.19)
Weighted average common shares outstanding
Basic	20,832	20,243
Diluted	21,920	20,243
-more-

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS	April 1,	Dec. 31,
	2006	2005
	(Unaudited)
Current assets
Cash, cash equivalents and short term investments	$45,576	$49,731
Accounts receivable, net	57,635	42,847
Inventories – production	31,465	21,373
Inventories – pending acceptance at customer site	440	3,464
Prepaid expenses and other current assets	1,888	1,814

Total current assets	137,004	119,229

Property, plant and equipment, net	8,494	7,980
Investment in 601 California Avenue LLC	2,431	2,431
Other long-term assets	1,105	804

Total assets	$149,034	$130,444

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$13,915	$7,049
Accrued payroll and related liabilities	3,438	5,509
Other accrued liabilities	4,598	6,182
Customer advances	29,185	23,136

Total current liabilities	51,136	41,876

Other long-term liabilities	816	694
Shareholders’ equity
Common stock	98,873	97,165
Paid in Capital – Stock Compensation	460	—
Accumulated other comprehensive income	267	238
Retained earnings (deficit)	(2,518)	(9,529)

Total shareholders’ equity	97,082	87,874

Total liabilities and shareholders’ equity	$149,034	$130,444

-more-

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS RECONCILIATION
TO GAAP
(in thousands, except per share data)
(Unaudited)

	Three Months Ended April 1, 2006
		Non-GAAP
	GAAP	Adjustment		Non-GAAP
Revenues	$49,620			$49,620

Cost of revenue	32,314	(46)	A	32,268

Gross profit	17,306	46		17,352
Gross margin	34.9%			35.0%

Operating expense
Research and development	5,561	(204)	A	5,357
Selling, general and administrative	5,114	(178)	A	4,936

Total operating expense	10,675	(382)		10,293

Operating income	6,631	428		7,059

Other income	598			598

Profit before provision for income taxes	7,229	428		7,657
Provision for income taxes	218	13		231

Net Income	$7,011	$415		$7,426

Income per share
Basic	$0.34			$0.36
Diluted	$0.32			$0.34

Weighted average common shares outstanding
Basic	20,832			20,832
Diluted	21,920			21,920
The non-GAAP measures provided herein exclude the impact of non-cash charges related to stock-based compensation expense. We believe these measures are useful to investors because they provide an alternative method for measuring the operating performance of the Company’s business, excluding stock based compensation expense.
The non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
Footnotes — for the three months ended April 1, 2006

A	To exclude stock-based compensation expense (Cost of Revenue $46, Research and Development $204, Marketing and Administrative $178 for the quarter ended April 1, 2006.
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